NUMBER

PREPrC



6.75% Series C Cumulative
Redeemable Preferred Shares

PartnerRe

SHARES

INCORPORATED IN THE
ISLANDS OF BERMUDA UNDER
THE COMPANIES ACT, 1981

# PartnerRe Ltd.

CINS G 6852T 20 4

THIS CERTIFICATE TRANSFERABLE IN
CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY

THIS IS TO CERTIFY THAT

is the registered holder of

FULLY PAID AND NON-ASSESSABLE 6.75% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES OF PAR VALUE US$1.00 EACH OF

*PartnerRe Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Bye-Laws and Certificate of Designation of the Company and all amendments thereto to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.*

*Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.*

CERTIFICATE OF STOCK

*Dated:*

PARTNERRE LTD
BERMUDA
1993

COUNTERSIGNED AND REGISTERED:
EQUISERVE TRUST COMPANY, N.A.
TRANSFER AGENT
AND REGISTRAR

AUTHORIZED SIGNATURE

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

American Bank Note Company

Subject to the provisions of the Bye-Laws and the Certificate of Designation relating to the 6.75% Series C Cumulative Redeemable Preferred Shares, no person shall be permitted to acquire, own or hold shares in PartnerRe Ltd. (the "Company") to the extent that such holder or any other person will be considered to (i) own under the rules set forth in section 988 of the U.S. Internal Revenue Code of 1986 (which includes shares directly owned, indirectly owned through ownership of another entity and constructively owned because of certain relationships, such as family relationships or ownership relationships) or (ii) beneficially own directly or indirectly as a result of the possession of sole or shared voting power within the meaning of section 13(d)(3) of the U.S. Securities Exchange Act of 1934, in excess of 9.9% of the outstanding shares of the Company. Nor may any shares be issued or any transfer of shares be made if the effect of such issuance or transfer would be to cause a violation of the prohibitions summarized in this paragraph. To the extent that, for any reason whatsoever and by any method howsoever, a person, whether an existing member or not of the Company. shall purchase, acquire, hold or own shares (as described in paragraph) in the Company in excess of the 9.9% limitation, all shares which such person may own or hold in excess of the 9.9% limitation shall carry no voting rights whatsoever, and shall be discounted for the purpose of the calculation of any majority requirement which may or which is required to be taken at any general meeting of the Company for any purpose.

FOR VALUE RECEIVED ______________________________________________
(fill in amount for purposes of stamp duty)

______________________________________________
(name in full of Transferor)

hereby sell, assign and transfer unto ______________________________________________
(name in full of Transferee)

______________________________________________

______________________________________________
(address)

______________________________________________ shares of the capital stock
represented by the within Certificate.

Dated ______________________

In the presence of:

______________________
(Transferor)

______________________

______________________
(2 witnesses sign here)

In the presence of:

______________________
(Transferee)

______________________

______________________
(2 witnesses sign here)